Exhibit 23.1

                               September 25, 1997


SLM Funding Corporation
777 Twin Creek Drive
Killeen, Texas 76543

         Re:      SLM Funding Corporation Registration Statement No. 333-24949

Ladies and Gentlemen:

         I hereby consent to the use of my name in the Prospectus relating to the above-referenced Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the heading "Legal matters." In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or rules and regulations of the Commission promulgated thereunder.


                                            Sincerely,

                                            /s/ MARIANNE KELER
                                            ---------------------
                                            Marianne Keler
                                            General Counsel